THE WIDECOM GROUP INC.

                    Notice of Annual Meeting of Stockholders

                                January 30, 1997


      The annual meeting of stockholders of The WideCom Group Inc., incorporated in Ontario, Canada (the "Company"), will be held at 2:00 p.m. local time on January 30, 1997 at 55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada, for the purposes of considering and voting upon:

      (1) The election of the Board of Directors;

      (2) The approval of an amendment to the Company's 1995 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock authorized for issuance under the Plan; and

      (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on December 26, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

      A copy of the Annual Report for the fiscal year ended March 31, 1996, is enclosed for your information and review.

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors


                                          Suneet S. Tuli, Secretary


Mississauga, Ontario, Canada
December 30, 1996



                             THE WIDECOM GROUP INC.
                         55 City Centre Drive, Suite 500
                      Mississauga, Ontario, Canada L5B 1M3


                              --------------------

                                 PROXY STATEMENT

                              --------------------


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The WideCom Group Inc. (the "Company"), for use at the forthcoming 1996 Annual Meeting of Stockholders to be held on January 30, 1997 at 2:00 p.m. at 55 City Centre Drive, Suite 500 Mississauga, Ontario, Canada, and at any adjournment of that meeting (the "Meeting"). Shares represented by fully executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting.

      All proxies will be voted in accordance with a stockholder's instructions. If no choice is specified on a proxy, it will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by the stockholder at any time before it is exercised by filing a later dated proxy or a written notice of revocation with Suneet S. Tuli, Secretary of the Company, or by voting in person at the Meeting.

      The proposals set forth in this Proxy Statement will require the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company. The presence, in person or by a properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting. With respect to each proposal, (i) abstentions will be treated as shares represented at the Meeting and therefore will be the equivalent of a negative vote, and (ii) broker non-votes will not be considered as shares represented at the Meeting.

      The Board of Directors does not know of any matters other than those set forth herein to be considered and acted upon at the Meeting. If any other matters are presented properly to the Meeting for action, it is expected that the persons named in the proxy will vote on such matters in accordance with their best judgment.

      The Company's Annual Report for the year ended March 31, 1996, is being mailed to stockholders at the same time as this Proxy Statement. The date of mailing of this Proxy Statement is expected to be on or about December 30, 1996.

      The close of business on December 26, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 4,544,073 shares of $.01 par value Common Stock, entitled to one vote each.

      The Board of Directors hopes that stockholders will attend the Meeting. Whether or not you plan to attend you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope in order to ensure that the Meeting will have a quorum. Your prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their stock personally even though they may previously have submitted proxies.

      The executive office of the Company is located at 55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada L5B 1M3, and its telephone number is
(905) 566-0180.


                     MATTERS FOR SUBMISSION TO STOCKHOLDERS

1.  ELECTION OF DIRECTORS

Nominees for Election

      At the Meeting, four directors are to be elected, each to serve until the next annual meeting of stockholders or as otherwise provided in the Bylaws. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy for the election of the nominees listed below. Should any nominee become unable to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by management. Management has no reason to believe the nominees named will be unable to serve if elected.

      The nominees, together with certain information regarding them, are as follows:

RAJA S. TULI, 30

      Raja S. Tuli, founder of the Company, has been President, Chief Executive Officer and a director of the Company since its inception. From the Company's inception to August 1993, Mr. Tuli was also Treasurer of the Company. From 1987 to 1990 Mr. Tuli was President of CaCE Ltd., a family-owned architectural/construction business. Mr. Tuli received a Bachelor of Science degree in Computer Engineering in 1988 from the University of Alberta. Mr. Tuli is a resident Canadian national.

SUNEET S. TULI, 28

      Suneet S. Tuli has been Executive Vice President of Sales and Marketing and Secretary since October 1993, and a director of the Company since October 1992, and was the marketing manager of the Company from June 1990 to August 1993. Mr. Tuli received a Bachelor of Science degree in Civil Engineering from the University of Toronto in April 1990 and is a resident Canadian national. Mr. Tuli is the brother of Raja S. Tuli.

DR. AJIT SINGH, 55

      Dr. Ajit Singh has been a director of the Company since October 1992. Dr. Singh is the Senior Fellow at Queens' College, University of Cambridge in England, and its Director of Studies in Economics. Since 1987, Dr. Singh has held the Dr. William M. Scholl Visiting Chair in the Department of Economics at the University of Notre Dame in the United States. Dr. Singh has been a senior economic advisor to the governments of Mexico and Tanzania, and is the author of Takeovers, Their Relevance to the Stock Market and the Theory of the Firm. Dr. Singh is the uncle of Raja and Suneet S. Tuli.

BRUCE D. VALLILLEE, 75

      Bruce D. Vallillee has been a director of the Company since September 1995. Since April 1994, Mr. Vallillee has been President of Vallillee Wide Format Products, Ltd., a company engaged in wide format document management and equipment sales. From 1987 to 1994, Mr. Vallillee was the President of Vallillee Electronics, Ltd., a company engaged in the distribution of electronic products. From 1976 to 1987, Mr. Vallillee was Vice President - Sales and Marketing for ITT / Canon Canada, the Canadian joint venture of ITT Corporation and Canon Electronics Corp. Mr. Vallillee is a resident Canadian national.

Meetings of the Board of Directors

      During the fiscal year ending March 31, 1996, the Board of Directors took action on two occasions. Each director participated in all of the actions taken by the Board of Directors while he served as a director. At present, there are no standing committees of the Board of Directors.


2.  APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN

      In July of 1995, the Company adopted the 1995 Stock Option Plan (the "Plan"). The Plan is designed to attract, retain and motivate persons to provide services to the Company, and to increase the alignment of their interests with the interests of the Company's Stockholders. The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A.

      The Plan allows the Board, at its discretion, to grant options to purchase shares of Common Stock of the Company at the fair market value of such shares on the date the option was granted. Options may be granted to any "Eligible Person," including directors, officers, employees of the Company or an affiliate of the Company, or any consultant or insider (as defined in the Plan) of the Company or any affiliate of the Company. The Board also has the authority under the Plan to determine the number of shares subject to each option, the expiration date of each option and the extent to which each option is exercisable from time to time during its term.

      The options will expire ten years after the date they are granted, or at such other date as may be provided for in the Plan. Individual option agreements may allow an optionee who retires or terminates service with the consent of the Board of Directors to exercise his or her option within six months of such retirement or termination. If the optionee is terminated for cause, the optionee may not exercise the option following such termination.

      An aggregate of 300,000 shares of Common stock (subject to adjustment as provided in the Plan) are currently available under the Plan. Shares subject to options which terminate unexercised will be available for future option grants.

      At the Meeting, the stockholders will be asked to approve an amendment to the Plan. If approved, the amendment would permit the Company to issue options to purchase up to 500,000 shares of the Company's Common Stock. To date, the Company has issued options to purchase up to 200,000 shares of the Company's Common Stock. The Company anticipates that it will issue options to purchase more shares of Common Stock than the 300,000 shares that are currently available under the Plan. Any material amendment to the Plan must be approved by a vote of the stockholders. The Board of Directors recommends a vote FOR this selection.

3.  OTHER MATTERS

      The Company has no knowledge of matters other than those set forth herein which will be presented at the Meeting. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

      The Company will provide to any stockholder, on the written request of any such person, a copy of the Company's annual report on Form 10-K, including financial statements and the schedules thereto for its fiscal year ending March 31, 1996, as filed with the Securities and Exchange Commission. No charge will be made for copies of such annual report, however, a reasonable charge for the exhibits will be made.

ADDITIONAL INFORMATION

         1. STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of December 3, 1996,  information as to
(i) the Common Stock beneficially owned by all directors, nominees and named executive officers, (ii) the Common Stock beneficially owned by any person who is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock.

Name and Address of                        Amount and Nature of
Beneficial Owner(1)                       Beneficial Ownership(2)        Percent
-------------------                       -----------------------        -------

Raja S. Tuli                                   1,070,222(3)               22.5%
Lakhbir S. Tuli                                  515,041                  11.3
Suneet S. Tuli                                   490,240(4)               10.5
Dr. Ajit Singh                                       ---                   ---
Bruce D. Vallillee                                   ---                   ---
Willem J. Botha                                      ---                   ---
All directors and executive officers
 as a group (6 persons)                        2,075,503(2)               42.8%

-------------------
<F1>  Unless otherwise indicated,  the business address of each beneficial owner is 55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada L5B 1M3.

<F2>  Except as indicated by footnote,  the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof have been exercised.

<F3>  Includes (i) 150,000  Common  Shares  issuable  upon exercise of currently exercisable options at a price of $5.00 per share and 50,000 Common Shares issuable upon exercise of currently exercisable warrant at a price of $8.50 per share, and (ii) 32,500 shares owned by Diversified Investors Capital Services of North America, Inc., a New York corporation, 67,500 shares owned by Pyrotech Limited, a Cayman Islands corporation, and 4,890 shares owned by Donald J. Schattle, respectively, as to which Mr. Tuli has voting rights pursuant to a stock exchange agreement.

<F4>  Includes   50,000  Common  Shares  issuable  upon  exercise  of  currently exercisable options at a price of $5.00 per share and 50,000 Common Shares issuable upon exercise of currently exercisable warrant at a price of $8.50 per share.


            2. COMPLIANCE WITH ss. 16(A) OF THE EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"), to file reports of ownership with the Securities and Exchange Commission. Insiders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of those reports furnished to the Company, the Company believes that during its most recent fiscal year, all Section 16(a) filing requirements applicable to its Insiders were met.


                            3. EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation paid or accrued by the Company to the person serving as chief executive officer during the years ended March 31, 1994, 1995 and 1996:

                           Summary Compensation Table

                                                                                    Long Term Compensation
                                                                            --------------------------------------
                                      Annual Compensation                             Awards              Payouts
                                ------------------------------------------  ---------------------------  ---------
                                                                             Restricted    Securities
     Name and       Year Ended                             Other Annual        Stock       Underlying       LTIP       All other
Principal Position   March 31,  Salary(1)($)  Bonus($)  Compensation(1)($)  Awards(2)($) Options/SARs(#) Payouts($) Compensation($)
------------------   ---------  ------------  --------  ------------------  -----------  --------------  ---------  ---------------

Raja S. Tuli,
 President and         1996          --          --          $79,225             --            --           --            --
 Chief Executive       1995          --          --          $31,682             --            --           --            --
 Officer               1994          --          --          $28,000             --            --           --            --

-------------------
<F1>  Such  amounts were paid by the Company to a  consulting  company  owned by
      Raja S. Tuli during the years ended March 31, 1994,  1995 and 1996.

<F2>  In July  1995,  the  Company  granted  to Raja S. Tuli  stock  options  to purchase 150,000 shares.

      No other executive officer of the Company received compensation and bonuses which exceed $100,000 during any such year. During the fiscal year ended March 31, 1996, the Company adopted a stock option plan permitting the issuance of options to purchase up to 300,000 shares of the Company's common stock. During that fiscal year, the Company issued 200,000 options under the plan to the senior officers of the Company at an exercise price of $5.00 per share.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                    Annual Rates of
                                                                                      Stock Price
                                                                                    Appreciation For
                              Individual Grants                                       Option Term
-------------------------------------------------------------------------------   --------------------
                  Number of    Percent of Total
                  Securities     Options/SARs
                  Underlying       Granted
                    Option       to Employees       Exercise or      Expiration
Name              Granted(#)    in Fiscal Year    Base Price($/Sh)      Date       5%($)     10%($)
----              ----------   ----------------   ----------------   ----------   -------   ---------

Raja S. Tuli       150,000           75%               $5.00           7/2005     471,000   1,195,500
Suneet S. Tuli      50,000           25%               $5.00           7/2005     157,000     398,500


          4. REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Company's executive compensation system for its chief executive officer and other officers is based upon the Company's goal of maximizing customer satisfaction and shareholder value while minimizing the Company's overhead costs and expenses. The compensation package applied by the Board of Directors reflects this streamlined approach and conservative philosophy. The Company relies upon the dedication and commitment of its executive officers to the Company in achieving its success. The Company ties compensation to the achievements of its goals through a combination of base salary and stock options granted upon the achievement of certain performance levels. The Company believes stock options increase the interest of key employees in the long-term growth and performance of the Company.

                                       The Board of Directors


                             5. COMPANY PERFORMANCE

      The following graph compares the Company's performance, as measured by its cumulative total return, with the Dow Jones Equity Market Index and the Dow Jones Technology, Office Equipment Index for the period December 15, 1995 through March 31, 1996:

                                             12/15/95       03/31/96
                                             --------       --------

     Dow Jones Equity Market Index            100.000        271.212
     Dow Jones Office Equipment Index         100.000        219.156
     The WideCom Group Inc.                   100.000        160.102


                6. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From 1992 to July 1993, Raja S. Tuli engaged two individuals to provide services relating to the Company's marketing and other activities. In exchange for performing such services, Mr. Tuli transferred 100,000 Common Shares to such individuals. Such individuals have attempted to transfer an aggregate of 172,860 Common Shares to third parties. In November 1993, Raja S. Tuli entered into an indemnification agreement with the Company pursuant to which Mr. Tuli agreed that, in the event the Company is required to issue in excess of 100,000 Common Shares to such individuals or any purported transferee of such shares, Mr. Tuli would return to the Company up to 160,000 Common Shares for cancellation to the extent the Company is required to issue any such additional shares.

      The Company has engaged Lakhbir S. Tuli as a management consultant, primarily with respect to the Company's operations in India. As consideration for his services, the Company paid to Mr. Tuli $38,000, $47,000 and $54,000 during the years ended March 31,1994, 1995 and 1996, respectively. Mr. Tuli currently receives fees of $4,500 per month for such services.

      In October 1993, Indo WideCom International Ltd. ("Indo WideCom"), a wholly owned subsidiary of the Company, entered into a sublease with WideCom Fax, a company 70% owned by Lakhbir S. Tuli ("WideCom Fax"), for the Company's manufacturing facility in India. Annual lease payments by Indo WideCom to WideCom Fax equal 480,000 rupees (approximately $15,200).

      During the year ended March 31, 1996, the Company purchased approximately $323,000 of products from WideCom Fax pursuant to purchase orders, on similar terms as purchases made by unaffiliated third parties. As of March 31, 1996, WideCom Fax owed approximately $86,700 to the Company for purchases from the Company during the year ended March 31, 1995.

      In March  1995,  the  Company  entered  into a three  year  marketing  and consulting agreement with Schattle & Duquette, an executive search and management consulting firm partially owned by Donald J. Schattle, a former director of the Company who resigned effective March 7, 1996, which agreement commenced upon consummation of the Company's initial public offering in December 1995. Pursuant to the agreement, Schattle & Duquette will assist the Company in identifying potential management personnel, acquisition candidates and sales opportunities within the engineering and architectural markets for a monthly fee of $15,000.

      In April 1995, the Company entered into a stock exchange agreement with the four stockholders of DS Corporate Marketing Ltd. ("DS"). Pursuant to this agreement, the Company acquired a 49% equity interest in DS in exchange for the issuance of 240,000 Common Shares and warrants to purchase 100,000 Common Shares at a price of $4.00 per share. Upon distribution by DS to its stockholders and their designees, Donald J. Schattle, a 25% stockholder of DS, received 60,000 of the 240,000 Common Shares and 25,000 of the warrants to purchase Common Shares at a price of $4.00 per share. The remaining 180,000 Common Shares and 75,000 warrants were distributed to the other stockholders, none of which are affiliated with the Company or Mr. Schattle. In connection with the stock exchange agreement, the holders of all of such 240,000 shares granted Raja S. Tuli a proxy to vote all of such shares at all meetings of the Company's stockholders.

      In May and June 1995, the Company borrowed $25,000 and $15,000, respectively, from Mr. Schattle. The loans were represented by promissory notes (the "Schattle Notes") bearing interest at 8% per annum payable in full upon the earlier of (a) a $5,000,000 public offering by the Company, (b) the sale of the assets of the Company, (c) the acquisition of the Company, or (d) one year from the date of the Schattle Notes. The proceeds of the Schattle Notes were used to pay certain expenses associated with proceeding with preparations for the initial public offering. The Schattle Notes were repaid with the proceeds of the Company's October 1995 $840,000 bridge financing (the "Bridge Financing").

      In October 1995, the Company borrowed an additional $75,000 from Mr. Schattle together with $150,000 from two other individuals who purchased Units in the Bridge Financing. The proceeds of these loans were used to terminate the Company's obligations under an agreement between the Company and Innovation Ontario Corporation. These promissory notes were retired by the issuance to the holders thereof of an aggregate of 4.5 units in the Bridge Financing.

      In October 1995, in connection  with the Bridge  Financing,  Mr.  Schattle purchased from the Company 2.3 units, each unit consisting of a $50,000 principal amount Bridge Note, 5,000 Common Shares and 50,000 Bridge Warrants, for an aggregate consideration of $115,000, on the same terms and conditions as the other investors in the Bridge Financing.

      In November 1995, the Company entered into an indemnification agreement with Raja Tuli, Suneet Tuli, Lakhbir Tuli and Whale Securities Co., L.P., the underwriter of the Company's initial public offering ("Whale") pursuant to which: (i) the Company, Raja Tuli, Suneet Tuli and Lakhbir Tuli, jointly and severally, agreed to indemnify and hold Whale harmless for any and all losses, claims, damages, expenses or liabilities it may suffer (including reasonable legal fees and expenses) as a result of any claim (a "Claim") by Samuel Debs arising out of or based upon or related to a breach of contract and fraud claim asserted by Mr. Debs in December 1995, (ii) Raja Tuli, Suneet Tuli and Lakhbir Tuli, jointly and severally, agreed to indemnify the Company for any losses, claims, damages, expenses or liabilities it may suffer (including legal fees and expenses) as a result of a Claim, which indemnity may be made in cash or Common Shares, and (iii) in the event the Company issues any Common Shares or other equity securities to Mr. Debs or any person or entity claiming through, or designated by, Mr. Debs, Raja Tuli, Suneet Tuli and Lakhbir Tuli agreed to deliver to the Company, for cancellation, an equivalent number of Common Shares, each in proportion to his respective current beneficial ownership interest in the Company. In February 1996, the Company settled the Debs litigation for $185,000. In connection therewith Raja Tuli, Suneet Tuli and Lakhbir Tuli each contributed 7,368, 3,760 and 4,959 shares to the Company to be held by the Company as treasury stock.

      Although the Company believes that the foregoing transactions were on terms no less favorable than would have been available from unaffiliated third parties in arm's length transaction, there can be no assurance that this is the case. All future transaction and loans between the Company and its officers, directors and 5% shareholders will be on terms no less favorable than could be obtained from independent, third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors. There can be no assurance, however, that future transactions or arrangements between the Company and its affiliates will be advantageous, that conflicts of interest will not arise with respect thereto or that if conflicts do arise, that they will be resolved in favor of the Company.


                            7. STOCKHOLDER PROPOSALS

      Stockholder proposals which comply with the requirements promulgated by the Securities and Exchange Commission will be included in the Company's proxy materials for the 1997 annual meeting, provided they are received by the Company at its executive offices located at 55 City Centre Drive, Suite 500, Mississaugua, Ontario, Canada, no later than March 15, 1997.


                                   8. EXPENSES

      The expenses of preparing, assembling, and mailing the proxies and the materials used in the solicitation of proxies will be borne by the Company. The Company intends to limit solicitation of proxies through the mails but may, in addition, request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons.

                                        By Order of the Board of Directors


                                        Suneet S. Tuli, Secretary


Mississaugua, Ontario, Canada
December 30, 1996


                                    Exhibit A


                             THE WIDECOM GROUP INC.
                             1995 STOCK OPTION PLAN

1.    Purpose of the Plan

1.1 The purpose of the Plan is to attract, retain and motivate persons as key service providers to the Corporation and its Affiliates and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire a proprietary interest in the Corporation.

2.    Defined Terms

      Where used herein, the following terms shall have the following meanings, respectively:

2.1 "Affiliate" means any corporation which is an affiliate, as such term is used in Subsection 1(4) of the Business Corporations Act (Ontario), of the Corporation;

2.2 "Board" means the Board of Directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the Corporation;

2.3   "Committee"  shall have the  meaning  attributed  thereto  in Section  3.1 hereof;

2.4 "Corporation" means The WideCom Group Inc., and includes any successor corporation thereof:

2.5   "Eligible Person" means:

      (i) any director, officer or employee of the Corporation or any Affiliate, or any other Service Provider (an "Eligible Individual"); or

      (ii) a corporation controlled by an Eligible Individual, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Individual and/or the spouse, children and/or grandchildren of such Eligible Individual (an "Employee Corporation");

2.6 "Insider" means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any associate, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of any such insider;

2.7 "Market Price" at any date in respect of the Shares means the closing sale price of such Shares on The Nasdaq SmallCap Market (or, if such Shares are not then listed and posted for trading on The Nasdaq SmallCap Market, on such stock exchange or market on which such Shares are listed and posted for trading as may be selected for such purpose by the Board) on the trading day immediately preceding such date. In the event that such Shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such trading day. In the event that such Shares are not listed and posted for trading on any stock exchange or market, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion.

2.8 "Option" means an option to purchase Shares granted to an Eligible Person under the Plan;

2.9 "Option Price" means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;

2.10 "Optioned Shares" means the Shares issuable pursuant to an exercise of Options;

2.11 "Optionee" means an Eligible Person to whom an Option has been granted and who continues to hold such Option;

2.12 "Plan" means The WideCom Group Inc., 1995 Stock Option Plan, as the same may be further amended or varied from time to time;

2.13  "Service Provider" means:

      (i)   an employee or Insider of the Corporation or any Affiliate; or

      (ii) any other person or company engaged to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

2.14 "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of shares to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise; and

2.15 "Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

3.    Administration of the Plan

3.1 The Plan shall be administered by the Board or by any committee (the "Committee") of the Board established by the Board for that purpose.

3.2 The Board or Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

      (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

      (b) to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

      (c)   to determine the number of Shares covered by each Option;

      (d)   to determine the Option Price of each Option;

      (e) to determine the time or times when Options will be granted and exercisable;

      (f) to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

      (g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.3 The Board or the Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

      (a) represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

      (b) agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

      (c)   agreed  to  indemnify  the   Corporation  in  connection   with  the
            foregoing.

3.4 Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

4.    Shares Subject to the Plan

4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof, shall not exceed 375,000 or such greater number of Shares as may be determined by the Board and approved, if required, by the shareholders of the Corporation and by any relevant stock exchange or other regulatory authority. Optioned Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

5.    Eligibility; Grant; Terms of Options

5.1 Options may be granted by the Board to any Eligible Person, provided, however, that the aggregate number of Shares reserved for issuance upon the exercise of all Options granted to both Raja S. Tuli and Suneet S. Tuli shall not exceed 250,000, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof.

5.2 Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board. The Board or the Committee may, in their entire discretion, subsequent to the time of granting Options hereunder, permit an Optionee to exercise any or all of the unvested options then outstanding and granted to the Optionee under this Plan, in which event all such unvested Options then outstanding and granted to the Optionee shall be deemed to be immediately exercisable during such period of time as may be specified by the Board or the Committee.

5.3. Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Board. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.

5.4 The terms of an Option shall not exceed 10 years from the date of the grant of the Option.

5.5 No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed 5% of the issued and outstanding Shares.

5.6 An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.7 No Options shall be granted to any Optionee if such grant could result, at any time, in:

      (a) the number of Shares reserved for issuance pursuant to Options or other stock options granted to Insiders exceeding 10% of the issued and outstanding Shares;

      (b) the issuance to Insiders, within a one-year period, of a number of Shares exceeding 10% of the issued and outstanding Shares; or

      (c) the issuance to any one Insider and such Insider's associates, within a one-year period, of a number of Shares exceeding 5% of the issued and outstanding Shares.

      For the purposes of Subsections 5.7(b) and (c), the phrase "issued and outstanding Shares" excludes any Shares issued pursuant to the Plan or other Share Compensation Arrangements over a preceding one-year period, and, for the purpose of Subsection 5.7(c), "associate" means any person associated with such Insider within the meaning of the Securities Act (Ontario).

6.    Termination of Employment; Death

6.1 Subject to Sections 6.2 and 6.3 hereof and to any express resolution passed by the Committee or the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

6.2 The Committee or the Board may, in their entire discretion, at the time of the granting of Options hereunder, determine that provisions to the following effect shall be contained in the written option agreement between the Corporation and the Optionee:

      (a) If an Optionee shall retire, or terminate his employment or directorship with the consent of the Board under Circumstances equating to retirement, while holding an Option which has not been fully exercised, such Optionee may exercise the Option at any time within six (6) months of the date of such retirement or termination equating to retirement, but only to the same extent to which the Optionee could have exercised the Option immediately before the date of such retirement or termination equating to retirement.

      (b) If an Optionee ceases to serve the Corporation or any Affiliate, as the case may be, as an employee, officer or director for cause, no Option held by such Optionee may be exercised following the date on which such Optionee ceases to serve the Corporation or any Affiliate, as the case may be, in such capacity. If an Optionee ceases to serve the Corporation or any Affiliate as an employee, officer or director for any reason other than for cause, unless otherwise provided for in this Plan, no Option held by such Optionee at the effective date thereof may be exercised by the Optionee following the date which is ninety (90) days after the date on which the Optionee ceases to serve the Corporation or any Affiliate, as the case may be, in such capacity.

      (c) In the event that an Optionee commits an act of bankruptcy or any proceeding is commenced against the Optionee under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed for a period of thirty (30) days, no Option held by such Optionee may be exercised following the date on which such Optionee commits such act of bankruptcy or such proceeding remains undismissed, as the case may be.

6.3 If an Optionee shall die holding an Option which has not been fully exercised, his personal representatives, heirs or legatees may, at any time within one year after the date of such death, exercise the Option with respect to the unexercised balance of the Shares subject to the Option but only to the same extent to which the decedent could have exercised the Option immediately before the date of such death.

6.4 For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5 For the purposes of this Article 6, a determination by the Corporation that an Optionee was discharged for "cause" shall be binding on the Optionee.

6.6 If the Optionee is an Employee Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Employee Corporation.

7.    Exercise of Options

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or certified cheque, of the Option Price of the Shares then being purchased. Subject to any provisions of the Plan to the contrary, certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

      (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

      (b) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

      (c) the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

      (d) the satisfaction of any conditions on exercise prescribed pursuant to Article 3 hereof.

7.3 Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee or the Board may from time to time determine provided that the substance of Article 6 be included therein.

8.    Certain Adjustments

8.1 In the event that the Shares are at any time changed or affected as a result of the declaration of a stock dividend thereon or their subdivision or consolidation, the number of Shares reserved for Option shall be adjusted accordingly by the Board or the Committee to such extent as they deem proper in their discretion. In such event, the number of, and the price payable for, any shares that are then subject to Option may also be adjusted by the Board or the Committee to such extent, if any, as they deem proper in their discretion.

8.2 If at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 8.1 or, subject to the provisions of subsection 9.2(a) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation") the Optionee shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or, subject to the provisions of Subsection 9.2(a) hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change or the effective date of such consolidation, merger or amalgamation, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

9.    Amendment or Discontinuance of the Plan

9.1 The Board may amend the Plan at any time, provided, however, that no such amendment may materially and adversely affect any Option previously granted to an Optionee without the consent of the Optionee, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which the Shares are listed and posted for trading.

9.2 Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

      (a) in the event the Corporation proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned Subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Shares of the Corporation or any part thereof shall be made to all or substantially all holders of Shares of the Corporation, the Corporation shall have the right, upon written notice thereof to each Optionee holding Options under the Plan, to permit the exercise of all such Options within the 20 day period next following the date of such notice and to determine that upon the expiration of such 20 day period, all rights of the Optionees to such Options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

      (b) in the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, any outstanding Option may be exercised as to all or any part of the Optioned Shares in respect of which the Optionee would have been entitled to exercise the Option in accordance with the provisions of the Plan at the date of completion of any such sale at any time up to and including, but not after the earlier of:
            (i) the close of business on that date which is thirty (30) days following the date of completion of such sale; and (ii) the close of business on the expiration date of the Option; but the Optionee shall not be entitled to exercise the Option with respect to any other Optioned Shares;

      (c) subject to the rules of any relevant stock exchange or other regulatory authority, the Board may, by resolution, advance the date on which any Option may be exercised or extend the expiration date of any Option. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Optionee; and

         (d) the Board may, by resolution, but subject to applicable regulatory requirements, decide that any of the provisions hereof concerning the effect of termination of the Optionee's employment shall not apply to any Optionee for any reason acceptable to the Board.

      Notwithstanding the provisions of this Article 9, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

9.3 Notwithstanding any other provision of this Plan, the Board may at any time by resolution terminate this Plan. In such event, all Options then outstanding and granted to an Optionee may be exercised by the Optionee for a period of thirty (30) days after the date on which the Corporation shall have notified all Optionees of the termination of this Plan, but only to the same extent as the Optionee could have exercised such Options immediately prior to the date of such notification.

10.   Miscellaneous Provisions

10.1 An Optionee shall not have any rights as shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.2 Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Affiliate, or affect in any way the right of the Corporation or any Affiliate to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate, to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate or any present or future retirement policy of the Corporation or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

10.3 Notwithstanding Section 5.6 hereof, Options may be transferred or assigned between an Eligible Individual and the related Employee Corporation provided the assignor delivers notice to the Corporation prior to the assignment and the Committee or the Board approves such assignment.

10.4 The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

11.   Shareholder and Regulatory Approval

11.1 The Plan shall be subject to ratification by the shareholders of the Corporation to be effected by a resolution passed at a meeting of the shareholders of the Corporation, and to acceptance by any relevant regulatory authority. Any Options granted prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.

12.   Date of Plan

12.1  The Plan shall be dated the 17th day of July, 1995.




                             *** PROXY  CARD ***


                            THE WIDECOM GROUP, INC.
                           55 City Centre Drive, #500
                      Mississauga, Ontario, Canada L5B 1M3

         PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JANUARY 30, 1997


The undersigned stockholder of The WideCom Group Inc., hereby appoints Suneet S. Tuli or Willem J. Botha, or either of them, with power of substitution as proxies for the undersigned to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of The WideCom Group Inc., to be held at 2:00 p.m. on January 30, 1997, at 55 City Centre Drive, #500, Mississauga, Ontario, Canada and at any adjournment thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present.


1.  ELECTION OF DIRECTORS

    [ ]  FOR all nominees listed           [ ]  WITHHOLD AUTHORITY
         below (except as marked                to vote for all nominees
         to the contrary)                       listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                  Raja S. Tuli                       Ajit Singh
                  Suneet S. Tuli                     Bruce D. Vallille

2. THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN (THE "PLAN") TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

               [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL DESCRIBED.

Please sign exactly as name appears on the label below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized person.

The undersigned acknowledges receipt of the Notice of said Meeting and the Proxy Statement dated December 30, 1996 by signing this proxy.

                                      DATED:-----------------------------, 1997


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                                                      Signature

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                                              Signature if held jointly